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EXHIBIT 21.1

Subsidiaries of Bruker Corporation

Name of Subsidiary	Jurisdiction of Incorporation
Bruker Energy & Supercon Technologies, Inc.	Delaware, U.S.A.
Bruker HTS GmbH(1)	Germany
Bruker Advanced Supercon GmbH(2)	Germany
Bruker EAS GmbH(2)	Germany
Hydrostatic Extrusions Ltd.(1)	United Kingdom
RI Research Instruments GmbH(3)	Germany
Bruker AXS Inc.	Delaware, U.S.A.
Bruker AXS GmbH(4)	Germany
Bruker Austria GmbH(5)	Austria
Bruker AXS Analytical Instruments Pvt. Ltd.(5)	India
Bruker AXS Nordic AB(5)	Sweden
Bruker AXS Pte. Ltd.(5)	Singapore
Bruker AXS SAS(5)	France
Bruker Baltic OU(5)	Estonia
Bruker do Brasil Ltda.(5)	Brazil
Bruker Elemental GmbH(5)	Germany
Bruker Nano GmbH(6)	Germany
Bruker Mexicana S.A. de C.V.(5)	Mexico
Bruker Polska Sp. Z o.o.(5)	Poland
Bruker South Africa (Pty) Ltd.(5)	South Africa
MRI Physikalische Gerate GmbH(5)	Germany
InCoaTec GmbH(7)	Germany
Bruker AXS Handheld Inc.(8)	Delaware, U.S.A.
Bruker AXS K.K.(8)	Japan
Bruker Nano, Inc.(8)	Arizona, U.S.A
Bruker BioSciences Securities Corporation	Massachusetts, U.S.A.
Bruker BioSpin Corporation	Massachusetts, U.S.A.
Bruker Invest AG(9)	Switzerland
Bruker BioSpin AG(10)	Switzerland
Bruker Espanola S.A.(10)	Spain
Bruker BioSpin International AG(10)	Switzerland
Bruker (Beijing) Technologies & Services Co., Ltd.(11)	China
Bruker (Malaysia) SDN BHD(11)	Malaysia
Bruker BioSpin Pte. Ltd.(11)	Singapore
Bruker (Beijing) Scientific Technology Co., Ltd.(12)	China
Bruker Ltd.(11)	Russia
Bruker India Scientific PVT, Ltd.(11)	India
Bruker India Suppliers PVT, Ltd.(13)	India
Bruker BioSpin K.K.(10)	Japan
Bruker BioSpin Korea Co. Ltd.(10)	Korea
Bruker BioSpin MRI GmbH(10)	Germany
Bruker BioSpin MRI Inc.(10)	Massachusetts, U.S.A.
Bruker BioSpin MRI Ltd.(10)	United Kingdom
Bruker BioSpin Scandinavia AB(10)	Sweden
Bruker Nederland B.V.(10)	Netherlands
Bruker Ltd.(10)	Canada
Bruker UK Ltd.(10)	United Kingdom
Bruker AXS Ltd.(14)	United Kingdom
Oxford Research Systems Ltd.(15)	United Kingdom

Name of Subsidiary	Jurisdiction of Incorporation
Bruker BioSpin PTY Ltd.(10)	Australia
Bruker BioSpin S.A.(10)	France
Bruker Belgium S.A./N.V.(10)	Belgium
Bruker Italia S.r.l.(10)	Italy
Bruker Portugal Unipessoal LDA(10)	Portugal
Bruker Scientific Instruments Hong Kong Co., Ltd.(10)	Hong Kong
Bruker MicroCT N.V.(10)	Belgium
Bruker Turkey Teknolojik Sistemler Ticaret Ltd. Sirketi(10)	Turkey
Bruker Scientific Israel Ltd.(10)	Israel
Bruker Physik GmbH(16)	Germany
Bruker BioSpin GmbH(17)	Germany
Perch Solutions OY(18)	Finland
Bruker Daltonics Inc.	Delaware, U.S.A.
Bruker Daltonik GmbH(19)	Germany
Bruker s.r.o.(20)	Czech Republic
Bruker Saxonia Mechanik GmbH(20)	Germany
Bruker Daltonics India Pvt. Ltd.(20)	India
Bruker BioSciences Korea Co., Ltd.(21)	South Korea
Bruker Taiwan Co. Ltd.(21)	Taiwan
Bruker Daltonics K.K.(21)	Japan
Bruker Daltonics Pte. Ltd.(21)	Singapore
Bruker Daltonics Pty. Ltd.(21)	South Africa
Bruker Daltonics Scandinavia AB(21)	Sweden
Bruker Chemical Analysis B.V.(21)	Netherlands
Bruker BioSciences Pty. Ltd.(22)	Australia
Bruker Daltonics GmbH(21)	Switzerland
Bruker Daltonics Ltd.(21)	United Kingdom
Bruker Daltonics S.r.l.(21)	Italy
Bruker Daltonique S.A.(21)	France
Bruker Panama S. de R.L.(23)	Panama
Bruker Detection Corporation(21)	Massachusetts, U.S.A.
Bruker Optics Inc.	Delaware, U.S.A.
Bruker Optics K.K.(24)	Japan
Bruker Optics Korea Co., Ltd.(25)	South Korea
Bruker Optics GmbH(24)	Switzerland
RPD Tool AG(26)	Switzerland
Bruker Optics LTD(24)	Canada
Bruker Optics Ltd.(24)	United Kingdom
Bruker Optik GmbH(24)	Germany
Bruker Instruments Ltd.(27)	China
Bruker Optics AB(27)	Sweden
Bruker Optics Ukraine(27)	Ukraine
Bruker Optics B.V.(27)	Netherlands
Bruker HK Limited(27)	Hong Kong
Bruker Optics Taiwan Ltd.(28)	Taiwan
Bruker Optik Southeast Asia Pte. Ltd.(28)	Singapore
Bruker Optique SA(27)	France

(1)
These entities are wholly-owned subsidiaries of Bruker Energy & Supercon Technologies, Inc.

(2)
These entities are wholly-owned subsidiaries of Bruker HTS GmbH.

(3)
RI Research Instruments GmbH is an indirect subsidiary of Bruker Energy & Supercon Technologies, Inc. RI Research Instruments GmbH is 51% owned by Bruker Energy & Supercon Technologies, Inc.

(4)
Bruker AXS GmbH is 90% owned by Bruker AXS Inc. and 10% by Bruker Corporation.

(5)
These entities are wholly-owned subsidiaries of Bruker AXS GmbH.

(6)
Bruker Nano GmbH is a wholly-owned subsidiary of Bruker Elemental GmbH.

(7)
InCoaTec GmbH is an indirect subsidiary of Bruker AXS GmbH. InCoaTec GmbH is owned 66% by Bruker AXS GmbH.

(8)
These entities are wholly-owned subsidiaries of Bruker AXS Inc.

(9)
Bruker Invest AG is 90% owned by Bruker BioSpin Corporation and 10% owned by Bruker Corporation.

(10)
These entities are wholly-owned subsidiaries of Bruker Invest AG.

(11)
These entities are wholly-owned subsidiaries are Bruker BioSpin International AG.

(12)
Bruker (Beijing) Scientific Technology Co., Ltd. is a wholly-owned subsidiary of Bruker BioSpin Pte. Ltd.

(13)
Bruker India Suppliers PVT, Ltd. is a wholly-owned subsidiary of Bruker India Scientific PVT, Ltd.

(14)
Bruker AXS Ltd. is a wholly-owned subsidiary of Bruker UK Ltd.

(15)
Oxford Research Systems, Ltd. is 50% owned by Bruker Invest AG and 50% owned by Bruker UK Ltd.

(16)
Bruker Physik GmbH is 50.5% owned by Bruker BioSpin Corporation, 24.75% owned by Bruker Daltonik GmbH and 24.75% owned by Bruker Optik GmbH.

(17)
Bruker BioSpin GmbH is a wholly-owned subsidiary of Bruker Physik GmbH.

(18)
Perch Solution OY is an indirect subsidiary of Bruker BioSpin GmbH. Perch Solution OY GmbH is 51% owned by Bruker BioSpin GmbH.

(19)
Bruker Daltonik GmbH is 90% owned by Bruker Daltonics Inc. and 10% by Bruker Corporation.

(20)
These entities are wholly-owned subsidiaries of Bruker Daltonik GmbH.

(21)
These entities are wholly-owned subsidiaries of Bruker Daltonics Inc.

(22)
Bruker BioSciences Pty. Ltd. is a wholly-owned subsidiary of Bruker Chemical Analysis B.V.

(23)
Bruker Panama S. de R.L. is 99.99% owned by Bruker Daltonics Inc. and 0.01% owned by Bruker Corporation.

(24)
These entities are wholly-owned subsidiaries of Bruker Optics Inc.

(25)
Bruker Optics Korea Co., Ltd. is a wholly-owned subsidiary of Bruker Optics K.K.

(26)
RPD Tool AG is an indirect subsidiary of Bruker Optics GmbH. RPD Tool AG is owned 19% by Bruker Optics GmbH.

(27)
These entities are wholly-owned subsidiaries of Bruker Optik GmbH.

(28)
These entities are wholly-owned subsidiaries of Bruker HK Limited.

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  EXHIBIT 21.1
Subsidiaries of Bruker Corporation